UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): March 16, 2020

 Commission File Number 0-17071
FIRST MERCHANTS CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	35-1544218
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

200 East Jackson Street
P.O. Box 792
Muncie, IN 47305-2814
(Address of principal executive offices, including zip code)

(765) 747-1500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12 (b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.125 stated value per share	FRME	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER EVENTS

On March 16, 2020 (the “Redemption Date”), First Merchants Corporation (the “Company”) partially redeemed its Fixed/Floating Rate Junior Subordinated Deferrable Interest Debentures due September 15, 2037 (“Debentures”) in the principal amount of $10,000,000, all of which Debentures are held by First Merchants Capital Trust II (“FMC Trust”). As a result, FMC Trust used the proceeds from such partial redemption to concurrently redeem a like amount of its Capital Securities on the Redemption Date. The aggregate redemption price was $10,436,500, including $436,500 in accrued and unpaid interest to the Redemption Date. Debentures issued by the Company in the principal amount of $41,702,000 remain outstanding.
In addition, on February 24, 2020, the Company provided a Notice of Redemption to the holders of $10,000,000 in principal amount of Capital Securities (the “Securities”) of Grabill Capital Trust I (“Grabill Trust”). Pursuant to the Notice, all of the outstanding Securities will be redeemed on April 23, 2020, at a redemption price of 100% of the principal amount plus accrued and unpaid interest, as a result of the concurrent redemption by the Company of a like amount of its Junior Subordinated Debt Securities due July 23, 2034, all of which debt securities are held by Grabill Trust. The aggregate redemption price will be $10,424,833.
.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: March 20, 2020

FIRST MERCHANTS CORPORATION

By: /s/ Mark K. Hardwick
Mark K. Hardwick
Executive Vice President,
Chief Financial Officer and Chief Operating Officer
(Principal Financial and Accounting Officer)